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                                                                   EXHIBIT 10.31


                            SHARE PURCHASE AGREEMENT

This Agreement is made this 3rd of October, 2006 between Twinstar Infrastructure Limited, a Company registered in Port Louis, Mauritius, represented by its Director Shri Agnivesh Agarwal, hereinafter called the Party of the First Part (which expression shall unless repugnant to the context be deemed to include its administrators, executors and assigns) and Sterlite Industries (India) Limited, a Company registered in India represented by its Director Shri Tarun Jain, hereinafter called the Party of the Second Part (which expression shall unless repugnant to the context be deemed to include its administrators, executors and assigns).

Whereas the Party of the First Part is holding 49,348 (forty nine thousand three hundred forty eight) equity shares of Rs.100/- each of Sterlite Energy Limited, a Company registered in India under the Indian Companies Act, 1956 with 49,344 (forty nine thousand three hundred forty four) shares being held and registered in its name and 4(four) shares being registered in the name of its nominees namely 1) Kiran Agarwal; 2) Vedvati Agarwal; 3) Agnivesh Agarwal and 4)Praveen Agarwal holding 1 share each.

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Whereas the said Sterlite Energy Limited is in the process of setting up a mega
Power plant of 2400 MW in the State of Orissa and has committed substantial investment in the said Project and the Present promoters of Sterlite Energy Limited do not want to pursue the project any more.

Whereas the promoters of the Party of the Second Part have experience and expertise in setting up such mega projects and have expressed its willing and agreed to buy the entire shareholding of the Party of the First Part in the said Sterlite Energy Limited on the terms and conditions hereinafter appearing.

Now this indenture witnesseth as follows:-

     1. That the Party of the First part hereby agrees to sell and transfer 49,348 equity shares (including 4 equity shares held by its nominees) of Rs. 100/- each to the Party of the Second Part at a consideration of Rs. 100/- per share.


     2. That the Party of the Second part has agreed to pay a sum of Rs. 49,34,800/- (Rupees forty nine lacs thirty four thousand eight hundred only) to the Party of the First part in lieu of said shares purchased by it and has paid the said amount to the Party of the First part by way of Cheque No. 084786 dated 3.10.06 drawn on ICICI Bank, Tuticorin.

     3. That the Party of the first Part acknowledges the receipt of the said sum of Rs. 49,34,800/-(Rupees forty nine lacs thirty four thousand eight hundred only).

     4. That the Party of the Second Part has hereby handed over the following share certificates along with duly executed share transfer deeds which the party of the Second part hereby acknowledges and confirms.




        S1.       SHARE CERTIFICATE NO.      DISTINCTIVE NOS      NO OF SHARES
                                             FROM        TO

        1.                 4                 3           49346        49344
        2.                 5                 49347       49347        1
        3.                 6                 49348       49348        1
        4.                 7                 49349       49349        1
        5.                 8                 49350       49350        1
                                             TOTAL                    49348

     5. That the Party of the first part hereby confirms that the shares being sold and transferred herein are free from all encumbrances, charges etc and have not been pledged or mortgaged and are available for sale.

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     6.  That the Party of the First part hereby confirms that the shares being sold herein were acquired by it on Non-repatriation basis under the general permission of Reserve Bank of India.


     7. That the Party of the First part hereby confirms that all the applicable taxes in respect of the present shares will be borne by the Party of the First Part only and the Party of the Second part shall in no way be responsible for any kind of taxes whatsoever.

     8. That the Party of the Second Part agrees to deliver information in regard to the present transaction to the Reserve Bank of India in the relevant form within the time as applicable.

     9. That both the parties hereby confirm that they shall further record any deed or recitation if needed.

     10. That if any difference or dispute arises in between the parties herein, the same shall be governed by the Jurisdiction of the Mumbai High Court.

In witness whereof the parties have subscribed their hands on the day, month and the year above first written.


Witness:-



1.        /s/ V. S. Ganesh              For Twinstar Infrastructure Limited
          (V. S. Ganesh)

                                        /s/ Agnivesh Agarwal
                                        (Agnivesh Agarwal)
                                        Director
                                        (PARTY OF THE FIRST PART)

2.        /s/ M. Joshi
          [M. Joshi]                    For Sterlite Industries(India)Limited


                                        /s/ Tarun Jain
                                        (Tarun Jain)
                                        Director
                                    (PARTY OF THE SECOND PART)

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